SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       February 4, 2003

MARTIN MARIETTA MATERIALS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2710 Wycliff Road, Raleigh, North Carolina 27607 -3033

(Address of principal executive offices)

Registrant’s telephone number, including area code       (919) 781-4550

Not Applicable

(Former name or former address, if changed since last report)

Item 9. REGULATION FD DISCLOSURE

Martin Marietta Materials, Inc.’s 2003 earnings expectations of $1.95 to $2.25 per diluted share, which was provided in its press release dated January 30, 2003, excludes any potential impact of the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, which became effective January 1, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC. (Registrant)

Date: February 4, 2003	By:	/s/ Janice K. Henry Janice K. Henry Senior Vice President and Chief Financial Officer